Exhibit 77E
LEGAL PROCEEDINGS

Since October 2003, Federated
and related entities
(collectively, "Federated"),
and various
Federated funds ("Funds"),
have been named as defendants
in several class action lawsuits now
pending in the United States
District Court for the District
of Maryland. The lawsuits were
purportedly filed on behalf of
people who purchased, owned
and/or redeemed shares of
Federated-sponsored mutual
funds during specified periods
beginning November 1, 1998. The
suits are generally similar in
alleging that Federated engaged
in illegal and improper trading
practices including market timing
and late trading in concert with
certain institutional traders,
which allegedly caused financial
injury to the mutual fund
shareholders. These lawsuits began to
be filed shortly after Federated's
first public announcement that
it had received requests for
information on shareholder
trading activities in the Funds
from the SEC, the Office of the New
York State Attorney General
("NYAG"), and other authorities.
In that regard, on November 28,
2005, Federated announced that it
had reached final settlements with
the SEC and the NYAG
with respect to those matters.
Specifically, the SEC and NYAG
settled proceedings against three
Federated subsidiaries involving
undisclosed market timing arrangements
and late trading. The
SEC made findings: that Federated
Investment Management Company
("FIMC"), an SEC-
registered investment adviser to
various Funds, and Federated
Securities Corp., an SEC-registered
broker-dealer and distributor
for the Funds, violated provisions
of the Investment Advisers Act
and Investment Company Act by approving, but not disclosing, three market timing arrangements, or the associated conflict of interest between FIMC and the funds involved in the arrangements, either to other fund shareholders or to the funds' board;
and that Federated
Shareholder Services Company, formerly
an SEC-registered transfer agent, failed to prevent a customer and a Federated employee from late trading in violation of provisions of the Investment
Company Act. The NYAG found that such
conduct violated provisions of New York
State law.
Federated entered into the settlements
without admitting or denying the
regulators' findings. As
Federated previously reported in 2004,
it has already paid approximately
$8.0 million to certain
funds as determined by an independent
consultant. As part of these
settlements, Federated agreed
to pay disgorgement and a civil
money penalty in the aggregate
amount of an additional $72
million and, among other things,
agreed that it would not serve
as investment adviser to any
registered investment company
unless (i) at least 75% of the
fund's directors are independent of
Federated, (ii) the chairman of each
such fund is independent of
Federated, (iii) no action may be
taken by the fund's board or any
committee thereof unless approved
by a majority of the
independent trustees of the fund or
committee, respectively, and (iv)
the fund appoints a "senior
officer" who reports to the independent
trustees and is responsible for
monitoring compliance by
the fund with applicable laws and
fiduciary duties and for managing
the process by which
management fees charged to a fund
are approved. The settlements are
described in Federated's
announcement which, along with previous
press releases and related
communications on those
matters, is available in the
"About Us" section of Federated's
website at FederatedInvestors.com.
Federated and various Funds have
also been named as defendants in
several additional lawsuits,
the majority of which are now
pending in the United States District
Court for the Western District
of Pennsylvania, alleging, among other
things, excessive advisory
and Rule 12b-1 fees.
The board of the Funds has retained
the law firm of Dickstein
Shapiro Morin & Oshinsky LLP to
represent the Funds in these lawsuits.
Federated and the Funds, and
their respective counsel, are
reviewing the allegations and intend
to defend this litigation. Additional
lawsuits based upon
similar allegations may be filed in
the future. The potential impact of
these lawsuits, all of which
seek unquantified damages,
attorneys' fees, and expenses,
and future potential similar suits is
uncertain. Although we do not
believe that these lawsuits will
have a material adverse effect on
the Funds, there can be no
assurance that these suits, ongoing
adverse publicity and/or other
developments resulting from the
regulatory investigations will
not result in increased Fund
redemptions, reduced sales of
Fund shares, or other adverse
consequences for the Funds.